UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 8, 2005

The Immune Response Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-18006	33-0255679
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5931 Darwin Court, Carlsbad, California		92008
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(760) 431-7080

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On February 8, 2005, Robert E. Knowling, Jr. signed the February 3, 2005 letter agreement we sent to him and thereby agreed to serve as Chairman of the Board of Directors. The agreement provides for a stock option grant to purchase 750,000 shares of common stock equal to the closing price of our common stock on February 9, 2005, the effective date. 200,000 options shall vest immediately upon the effective date, and the remaining 550,000 options will vest in equal daily installments over three years, subject to continuing service as Chairman.

On February 9, 2005, we granted the 750,000-share stock option to Mr. Knowling.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On February 9, 2005, our Board of Directors elected Robert E. Knowling, Jr. as a director and Chairman of the Board. See Item 1.01 above for a description of his compensation arrangement. He has not yet been elected to serve on any Board committees. The Nominating and Governance Committee has not yet met to form its recommendations regarding the reconstitution of the Board committees.

James B. Glavin, who has served as our Chairman of the Board of Directors since May 1993, will remain on the Board until his term expires in June 2005. He does not intend to seek re-election as a director.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Immune Response Corporation

February 10, 2005	By:	Michael K. Green

Name: Michael K. Green
Title: Vice President, Finance and Chief Financial Officer